                                                                     Exhibit 3.1

                                     BYLAWS

                                       OF

                        GUARANTY FEDERAL BANCSHARES, INC.

                         (As Amended November 29, 2007)

                                    ARTICLE I

                                   Home Office

     The home office of Guaranty Federal  Bancshares,  Inc. (the  "Corporation")
shall be at 1341 W. Battlefield,  City of Springfield,  County of Greene, in the
State of Missouri.  The  Corporation  may also have offices at such other places within or without  the State of Missouri  as the board of  directors  shall from time to time determine.

                                   ARTICLE II

                                  Stockholders

     SECTION  1.  Place  of  Meetings.   All  annual  and  special  meetings  of
stockholders  shall be held at the home  office  of the  Corporation  or at such other  place  within  or  without  the  State in which  the home  office  of the
Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the  transaction  of any other business of the  Corporation  shall be held  annually  at such date and time as the board of directors may determine.

     SECTION 3. Special  Meetings.  Special meetings of the stockholders for any purpose or  purposes  may be called at any time by the  majority of the board of directors or by a committee of the board of  directors  in  accordance  with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  4.  Conduct of  Meetings.  Annual and  special  meetings  shall be conducted in accordance  with the rules and procedures  established by the board of directors.  The board of directors shall designate,  when present, either the chairman of the board or president to preside at such meetings.

     SECTION 5. Notice of Meetings.  Written notice  stating the place,  day and hour of the meeting and the purpose or purposes  for which the meeting is called shall be mailed by the secretary or the officer  performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be  delivered  when  deposited in the United  States  mail,  addressed to the stockholder  at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in

Section 6 of this Article II, with postage thereon prepaid.  If a stockholder is present at a meeting,  or in writing  waives notice  thereof before or after the meeting,  notice of the meeting to such stockholder  shall be unnecessary.  When any  stockholders'  meeting,  either annual or special,  is adjourned for thirty days,  notice  of the  adjourned  meeting  shall  be  given as in the case of an original  meeting.  It shall not be necessary to give any notice of the time and place of any meeting  adjourned  for less than thirty days or of the business to be transacted  at such  adjourned  meeting,  other than an  announcement  at the meeting at which such adjournment is taken.

     SECTION  6.  Fixing  of  Record  Date.   For  the  purpose  of  determining
stockholders entitled to notice of or to vote at any meeting of stockholders, or any  adjournment  thereof,  or  stockholders  entitled to receive payment of any dividend,  or in order to make a  determination  of  stockholders  for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders.  Such date in any case shall be not more than sixty  days,  and in case of a meeting of  stockholders,  not less than ten days prior to the date on which the particular  action,  requiring such determination  of  stockholders,  is  to  be  taken.  When  a  determination  of stockholders  entitled to vote at any meeting of  stockholders  has been made as provided in this  section,  such  determination  shall apply to any  adjournment thereof.

     SECTION 7. Voting Lists.  The officer or agent,  having charge of the stock transfer  books for  shares of the  Corporation  shall  make,  at lease ten days before  each  meeting of  shareholders,  a complete  record of the  stockholders entitled  to  vote at such  meeting  or any  adjournment  thereof,  arranged  in alphabetical  order,  with the address of and the number of shares held by each.
The record, for a period of ten days before such meeting,  shall be kept on file at the principal office of the  Corporation,  and shall be subject to inspection by any  shareholder  for any  purpose  germane to the meeting at any time during usual  business  hours.  Such record shall also be produced and kept open at the time and place of the  meeting  and shall be  subject to the  inspection  of any stockholder  for any purpose germane to the meeting during the whole time of the meeting.  The original  stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     SECTION 8. Quorum. A majority of the outstanding  shares of the Corporation entitled to vote,  represented in person or by proxy,  shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are  represented  at a meeting,  a majority  of the  shares so  represented  may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or  represented,  any business may be transacted  which  might  have been  transacted  at the  meeting  as  originally notified.  The stockholders  present at a duly organized meeting may continue to transact business until  adjournment,  notwithstanding  the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy  executed  in  writing  by the  stockholder  or by his duly  authorized attorney in fact.  Proxies  solicited on behalf of the management shall be voted as  directed  b the  stockholder  or,  in the  absence  of  such  direction,  as determined  by a majority  of the board

of  directors.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 10.  Voting.  At each  election  for  directors  every  stockholder entitled to vote at such  election  shall be entitled to one vote for each share of  stock  held  by  him.  Unless  otherwise  provided  in  the  Certificate  of
Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.  Directors shall be elected by a plurality of the votes of the shares of the Corporation entitled to vote on the election of directors and represented in person or by proxy at a meeting of the stockholders.

     SECTION  11.  Voting  of Shares  in the Name of Two or More  Persons.  When
ownership of stock stands in the name of two or more persons,  in the absence of written  directions to the  Corporation  to the contrary,  at any meeting of the stockholders of the Corporation any one or more of such  stockholders  may cast, in person or by proxy , all votes to which such  ownership is  entitled.  In the event an attempt is made to cast  conflicting  votes,  in person or by proxy, by the several  persons in whose name shares of stock  stand,  the vote or votes to which  these  persons  are  entitled  shall be cast as directed by a majority of those  holding  such and present in person or by proxy at such  meeting,  but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 12.  Voting of Shares by Certain  Holders.  Shares  standing in the name of another  corporation may be voted by any officer,  agent or proxy as the bylaws of such corporation may prescribe,  or, in the absence of such provision, as the board of directors of such  corporation may determine.  Shares held by an administrator,  executor,  guardian  trustee or conservator may be voted by him, either in person or by proxy,  without a transfer  of such shares into his name.
Shares  standing in the name of a receiver  may be voted by such  receiver,  and shares held by or under the control of a receiver may be voted by such  receiver without the transfer thereof into his name if authority to do so is contained in an  appropriate  order of the  court or other  public  authority  by which  such receiver was appointed.

     A  stockholder  whose  shares are  pledged  shall be  entitled to vote such shares until the shares have been  transferred  into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither  treasury  shares of its own  stock  held by the  Corporation,  nor shares held by another corporation, if a majority of the shares entitled to vote for  the  election  of  directors  of such  other  corporation  are  held by the
Corporation,  shall be voted at any meeting or counted in determining  the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION  13.  Inspectors  of  Election.   In  advance  of  any  meeting  of
stockholders,  the board of  directors  may  appoint  any  persons,  other  than nominees  for office,  as  inspectors  of election to act at such meeting or any adjournment  thereof.  The number of inspectors shall be either one or three. If the  board  of  directors  so  appoints  either  one of three  inspectors,  that appointment  shall not be altered at the meeting.  If inspectors of election are not so  appointed,  the  chairman  of the board or the  president  may make such appointment at the meeting.  In case any person  appointed as inspector fails to appear or

fails or refuses to act, the vacancy may be filled by  appointment  by the board of  directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless  otherwise   prescribed  by  applicable  law,  the  duties  of  such
inspectors  shall  include:  determining  the  number of shares of stock and the voting power of each share, the shares of stock represented at the meeting,  the existence  of a quorum,  the  authenticity,  validity  and  effect  of  proxies;
receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote;  counting and tabulating all votes or consents;  determining the result;  and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 14.  Stockholder  Nominations.  No nominations for directors except those made by the nominating  committee of the board of directors shall be voted upon at the annual meeting unless other  nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

     SECTION  15. New  Business.  Any new  business to be taken up at the annual meeting  shall  be  stated  in  writing  and  filed  with the  secretary  of the
Corporation in accordance with the provisions of the  Corporation's  Certificate of  Incorporation.  This  provision  shall not  present  the  consideration  and approval or disapproval at the annual meeting of reports of officers,  directors and  committees,  but in connection  with such reports no new business  shall be acted upon at such  annual  meeting  unless  stated and filed as provided in the
Corporation's Certificate of Incorporation.

                                   ARTICLE III

                               Board of Directors

     SECTION 1. General  Powers.  The  business  and affairs of the  Corporation shall be under the  director of its board of  directors.  The board of directors shall  annually  elect a  president  from among its members and may also elect a chairman  of the board  from among its  members.  The board of  directors  shall designate,  when  present,  either the chairman of the board or the president to preside at its meetings.

     SECTION  2.  Number,  Term  and  Election.  The  board of  directors  shall initially  consist of six (6) members and shall be divided into three classes as nearly equal in number as  possible.  The members of each class shall be elected for a term of three years and until their  successors  are elected or qualified.
The board of directors  shall be classified in accordance with the provisions of the  Corporation's  Certificate  of  Incorporation.  The board of directors  may increase the number of members of the board of  directors  but in no event shall the number of directors be increased in excess of fifteen.

     SECTION 3. Regular  Meetings.  A regular  meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual  meeting of  stockholders.  The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors.  The persons  authorized to call special meetings of the board of  directors  may fix any place in the  State of  Missouri  as the place for holding any special  meeting of the board of directors  called by such persons.

     Members of the board of directors may  participate  in special  meetings by means of conference telephone or similar  communications  equipment by which all persons  participating  in the meeting can hear each other.  Such  participation shall  constitute  presence  in  person  but  directors  will  not  receive  any compensation for participation in meetings by conference telephone.

     SECTION 5. Notice.  Written notice of any special meeting shall be given to each  director at least two days  previous  thereto  delivered  personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  Such notice shall be deemed to be delivered  when  deposited in the United  States mail so  addressed,  with postage thereon prepaid if mailed or when delivered to the telegraph  company if sent by  telegram.  Any  director  may waive  notice of any meeting by a writing filed  with the  secretary.  The  attendance  of a director  at a meeting  shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express  purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting,  a majority of the directors  present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION  7.  Manner of Acting.  The act of the  majority  of the  directors present at a meeting at which a quorum is present  shall be the act of the board of  directors,  unless a  greater  number is  prescribed  by these  Bylaws,  the
Certificate of Incorporation, or the laws of Delaware.

     SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9.  Resignation.  Any  director may resign at any time by sending a written  notice  of such  resignation  to the  home  office  of the  Corporation addressed  to the  chairman  of the  board or the  president.  Unless  otherwise specified herein such resignation  shall take effect upon receipt thereof by the chairman of the board or the president.

     SECTION 10.  Vacancies.  Any vacancy  occurring  in the board of  directors shall  be  filled  in  accordance  with  the  provisions  of  the  Corporation's
Certificate  of  Incorporation.  Any  directorship  to be filled by reason of an increase in the number of

directors may be filled by the  affirmative  vote of two-thirds of the directors then in  office.  The  term of such  director  shall be in  accordance  with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 11.  Removal of  Directors.  Any  director  or the entire  board of directors  may be  removed  for  cause  and  then  only in  accordance  with the provisions of the Corporation's Certificate of Incorporation.

     SECTION 12. Compensation.  Directors,  as such, may receive a sated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and  reasonable  expenses  of  attendance,  if any,  may be  allowed  for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special  committees may be allowed such  compensation  for actual attendance at committee meetings as the board of directors may determine.
Nothing  herein shall be  construed  to preclude  any director  from serving the
Corporation in any other capacity and receiving remuneration therefor.

     SECTION 13.  Presumption of Assent.  A director of the  Corporation  who is present at a meeting of the board of directors at which action on any  corporate matter is taken shall be presumed to have  assented to the action  taken  unless his  dissent or  abstention  shall be entered in the  minutes of the  meeting or unless he shall file his written  dissent to such action with the person  acting as the secretary of the meeting before the adjournment  thereof or shall forward such dissent by registered mail to the secretary of the Corporation  immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                                   ARTICLE IV

                      Committees of the Board of Directors

     The board of directors may, by resolution passed by a majority of the whole board,  designate one or more committees,  as they may determine to be necessary or  appropriate  for the  conduct of the  business of the  Corporation,  and may prescribe the duties,  constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more  directors as alternate  members of any  committee,  who may replace any absent or disqualified member at any meeting of the committee.

     The board of  directors  shall have  power,  by the  affirmative  vote of a majority  of the  authorized  number of  directors,  at any time to  change  the members of, to fill  vacancies  in, and to discharge any committee of the board.
Any member of any such  committee may resign at any time by giving notice to the
Corporation  provided,  however,  that notice to the board,  the chairman of the board,  the chief  executive  officer,  the chairman of such  committee,  or the secretary  shall  be  deemed  to  constitute  notice  to the  Corporation.  Such resignation  shall take effect upon  receipt of such notice or at any later time specified therein;  and, unless otherwise specified therein,  acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee  may be removed at any time,  either  with or  without  cause,  by the affirmative  vote of a majority of the  authorized  number of  directors  at any meeting of the board called for that purpose.

                                    ARTICLE V

                                    Officers

     SECTION 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer,  each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer.  The president shall be the chief executive officer  unless the board of directors  designates  the chairman of the board as chief executive  officer.  The president shall be a director of the Corporation.
The offices of the  secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the  treasurer.  The board of directors may designate one or more vice  presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment  of such other  officers  as the  business  of the  Corporation  may require.  The officers  shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of  directors,  the  officers  shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The  officers of the  Corporation shall be elected  annually by the board of directors at the first meeting of the board of directors  held after each annual meeting of the  shareholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and  qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter  provided.  Election or  appointment  of an officer,  employee  or agent  shall not of itself  create contract  rights.  The board of directors may authorize the Corporation to enter into an employment  contract with any officer in accordance  with state law; but no such contract  shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board  of  directors  whenever,  in its  judgment,  the  best  interests  of the
Corporation  will be served  thereby,  but such  removal,  other than for cause, shall be without  prejudice  to the  contract  rights,  if any, of the person so removed.

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation,  removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The  remuneration of the officers shall be fixed from time to time by the board of  directors  and no officer  shall be prevented from  receiving  such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

     SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise  prescribed by the  Corporation's  Certificate of  incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer,  employee,  or agent of the Corporation to enter into any contract or execute and deliver any  instrument  in the name of and on behalf of the  Corporation.  Such  authority  may  be  general  or  confined  to  specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of  directors.  Such  authority may be general or confined to specific instances.

     SECTION 3. Checks,  Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers,  employees or agents of the  Corporation  in such  manner as shall  from time to time be  determined  by resolution of the board of directors.

     SECTION 4. Deposits.  All funds of the Corporation  not otherwise  employed shall be deposited from time to time to the credit of the  Corporation in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                                      Stock

     SECTION 1. Shares of Stock.  The shares of capital stock of the Corporation shall be  represented  by  certificates;  provided,  however,  that the board of directors of the Corporation may determine by resolution that some or all of the shares  of  capital  stock  of the  Corporation  shall  be  uncertificated.  Any resolution  adopted  by the board of  directors  of the  Corporation  permitting shares  to  be  uncertificated  shall  not  apply  to  shares  represented  by a certificate  until such  certificate is surrendered  to the  Corporation.  Every holder of capital stock of the Corporation therefore represented by certificates shall be entitled to have a  certificate  for such shares signed by the chairman of the board of directors or by the  president  or a vice  president  and by the treasurer  or by the  secretary of the  Corporation,  and may be sealed with the seal of the  Corporation  or a facsimile  thereof.  Any or all of the signatures upon a certificate  may be facsimiles if the certificate is  countersigned  by a transfer agent, or registered by a registrar,  other than the Corporation itself or an  employee  of the  Corporation.  If any  officer  who has  signed or whose facsimile  signature has been placed upon such certificate  shall have ceased to be such  officer  before  the  certificate  is  issued,  it may be issued by the
Corporation  with the same effect as if he were such  officer at the date of its issue.

     SECTION 2. Form of Share Certificates. All certificates representing shares of capital stock issued by the

Corporation  shall set forth  upon the face or back  that the  Corporation  will furnish to any  shareholder  upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class  authorized to be issued,  the variations in the relative  rights and preferences  between the shares of each such series so far as the same have been fixed and  determined,  and the  authority  of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each  certificate  representing  shares shall state upon the face  thereof:
that the Corporation is organized  under the laws of the State of Delaware;  the name of the person to whom issued;  the number and class of shares;  the date of issue; the designation of the series, if any, which such certificate represents;
the par value of each share represented by such certificate, or a statement that the shares are  without  par value.  Other  matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION  3.  Payment  for  Shares.  No  share  of  stock,  certificated  or uncertificated, shall be issued until such share is fully paid.

     SECTION 4. Form of Payment for Shares.  The  consideration for the issuance of shares shall be paid in accordance  with the provisions of the  Corporation's
Certificate of Incorporation.

     SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the
Corporation  shall be made only on its stock transfer books.  Authority for such transfer  shall be given  only by the  holder of record  thereof or by his legal representative,  who shall furnish proper evidence of such authority,  or by his attorney thereunto  authorized by power of attorney duly executed and filed with the Corporation.  For certificated  shares of stock, such transfer shall be made only upon the surrender for cancellation of the certificate for such shares. For uncertificated  shares,  such  transfer  shall be made only upon  receipt by the
Corporation  of proper  transfer  instructions  (as  determined  by the board of directors)  from the holder of record of such shares (or by such person's  legal
representative  or  attorney   lawfully   constituted  as  provided  above)  and
compliance  with  appropriate  procedures as the board of directors may lawfully prescribe for transferring  shares in uncertificated  form;  provided,  however, that such compliances shall not be required in any case in which the officers of the Corporation shall determine to waive such  requirement.  The person in whose name  shares of capital  stock  stand on the books of the  Corporation  shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 6. Stock Ledger.  The stock ledger of the Corporation  shall be the only  evidence  as to who are the  stockholders  entitled  to examine  the stock ledger,  the list  required  by  Section  7 of  Article  II or the  books of the
Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 7. Lost  Certificates.  The board of directors  may  determine  the conditions for issuing a new stock certificate or uncertificated shares in place of any stock certificate  theretofore issued by the Corporation  alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost,  stolen,  or destroyed.
When authorizing such issue of a new

certificate  or  uncertificated  shares,  the  board of  directors  may,  in its discretion  and as a condition  precedent to the issuance  thereof,  require the
owner  of  such  lost,   stolen,   or  destroyed   certificate,   or  his  legal
representative,  to give the  Corporation a bond in such sum as it may direct as indemnity  against  any claim  that may be made  against  the  Corporation  with respect  to the  stock  certificate  alleged  to  have  been  lost,  stolen,  or destroyed.

     SECTION  8.  Beneficial  Owners.  The  Corporation  shall  be  entitled  to recognize the exclusive  right of a person  registered on its books as the owner of shares to  receive  dividends,  and to vote as such  owner,  and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person,  whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

     SECTION 9. Rules and Regulations;  Transfer Agents.  The board of directors may make such additional  rules and  regulations,  not  inconsistent  with these
Bylaws,  the Certificate of  Incorporation or the laws of the State of Delaware, as it may deem  appropriate or expedient  concerning the issuance,  transfer and registration of shares of stock of the  Corporation.  The board of directors may appoint,  or authorize any officer of the  Corporation  to appoint,  one or more transfer agents and one or more registrars.

                                  ARTICLE VIII

                            Fiscal Year; Annual Audit

     The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation  shall be subject to an annual audit as of the end of its fiscal year by independent public  accountants  appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    Dividends

     Subject  to  the  provisions  of  the  Certificate  of  Incorporation   and
applicable  law, the board of directors may, at any regular or special  meeting, declare dividends on the Corporation's  outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X

                                 Corporate Seal

     The corporate seal of the  Corporation  shall be in such form, as the board of directors shall prescribe.

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                                   ARTICLE XI

                                   Amendments

     In accordance with the Corporation's  Certificate of  Incorporation,  these
Bylaws may be repealed, altered, amended or rescinded by the stockholders of the
Corporation  only by vote of not less  than  80% of the  outstanding  shares  of capital stock of the  corporation  entitled to vote generally in the election of directors  (considered  for this  purpose as one class) cast at a meeting of the stockholders  called for that  purpose  (provided  that notice of such  proposed repeal,  alternation,  amendment or rescission is included in the notice of such meeting).  In  addition,  the board of  directors  may repeal,  alter,  amend or rescind  these Bylaws by vote of a majority of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

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